C3 AI Announces Fiscal Fourth Quarter and Full Fiscal Year 2026 Results
Thomas M. Siebel Resumes Role of Chief Executive Officer

REDWOOD CITY, Calif. — June 3, 2026 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal fourth quarter and full fiscal year ended April 30, 2026.
“We have a well-defined strategy, a restructured organization, new executive leadership, and a detailed execution plan now in place with the singular focus of increasing shareholder value through topline revenue growth, cash generation, and non-GAAP profitability. Game on,” said Thomas M. Siebel, Chairman and Chief Executive Officer, C3 AI.
Fiscal Fourth Quarter 2026 Financial Highlights:
•Total Revenue was $51.6 million.
•Subscription Revenue was $48.4 million. Subscription revenue constituted 94% of total revenue.
•Subscription and Prioritized Engineering Services Revenue Combined was $50.5 million, constituting 98% of total revenue.
•GAAP gross profit was $11.3 million, representing a 22% gross margin. Non-GAAP gross profit was $19.3 million, representing a 37% non-GAAP gross margin.
•GAAP net loss per share was $(0.79). Non-GAAP net loss per share was $(0.33).
•Cash, cash equivalents, and marketable securities was $575.4 million.
Full Fiscal Year 2026 Financial Highlights:
•Total Revenue was $250.3 million.
•Subscription Revenue was $227.1 million. Subscription revenue constituted 91% of total revenue.
•Subscription and Prioritized Engineering Services Revenue Combined was $245.1 million, constituting 98% of total revenue.
•Gross Profit: GAAP gross profit was $77.4 million, representing 31% gross margin. Non-GAAP gross profit was $116.2 million, representing a 46% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(3.35). Non-GAAP net loss per share was $(1.35).
“The sales performance over recent quarters has been entirely unacceptable, to the point of surreal,” Siebel continued. “We are here to fix it.”
Cash Balance
The Company also announced that its cash, cash equivalents, and marketable securities balance as of June 3, 2026 was $673 million. This includes the proceeds from Mr. Siebel’s purchase of 6.17 million shares of C3 AI stock at a price of $11.16 per share.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the first quarter of fiscal 2027 and full-year fiscal 2027:

(in millions)	First Quarter Fiscal 2027 Guidance	Full Year Fiscal 2027 Guidance
Total revenue	$50.0 - $54.0	$210.0 - $240.0
Non-GAAP loss from operations	$(40.5) - $(48.5)	$(128.0) - $(160.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Fiscal Fourth Quarter and Fiscal Year 2026 Earnings Call
When:	Wednesday, June 3, 2026
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register-conf.media-server.com/register/BI0e0b9c57fb3c40dfadcec96101df5606 (live)
Webcast:	https://edge.media-server.com/mmc/p/5jvywhah/ (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of restructuring expenses, stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
	(in thousands)		(in thousands)
Prioritized engineering services	$2,141	$17,024	$18,034	$43,032
Service fees	1,075	4,366	5,144	18,394
Total professional services revenue	$3,216	$21,390	$23,178	$61,426
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our restructuring plan, execution plan, and anticipated cost savings in connection therewith, our financial outlook for the first quarter of fiscal 2027 and full 2027 fiscal year, our ability to accelerate going forward, our ability to increase shareholder value through topline revenue growth, cash generation, and non-GAAP profitability, our sales and customer opportunity pipeline, the impact of our adoption of agentic artificial intelligence tools, the return of Tom Siebel as our Chief Executive Officer, the expected benefits of our offerings, and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, the ability of our restructured global sales and services organization to achieve desired productivity levels in a reasonable period of time, the impact of return of Tom Siebel as our Chief Executive Officer our ability to retain key members of our senior management, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, our Quarterly Report on Form 10-Q for the fiscal quarters ended July 31, 2025, October 31, 2025, January 31, 2026, and other filings and reports we make with the Securities and Exchange Commission from time to time, including, when available, our Annual Report on Form 10-K that will be filed for the fiscal year ended April 30, 2026, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Axicom
Mindy Nelson
830-214-4823
pr@c3.ai

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
Revenue
Subscription	$48,384	$87,333	$227,090	$327,630
Professional services	3,216	21,390	23,178	61,426
Total revenue	51,600	108,723	250,268	389,056
Cost of revenue
Subscription	39,162	37,712	166,291	143,841
Professional services	1,115	3,501	6,595	9,352
Total cost of revenue	40,277	41,213	172,886	153,193
Gross profit	11,323	67,510	77,382	235,863
Operating expenses
Sales and marketing	49,342	70,690	237,369	239,659
Research and development	47,261	58,393	229,087	226,391
General and administrative	25,050	27,392	98,596	94,237
Restructuring	10,828	—	10,828	—
Total operating expenses	132,481	156,475	575,880	560,287
Loss from operations	(121,158)	(88,965)	(498,498)	(324,424)
Interest income	5,989	7,949	28,447	36,189
Other (expense) income, net	(290)	1,425	504	509
Loss before provision for income taxes	(115,459)	(79,591)	(469,547)	(287,726)
Provision for income taxes	111	111	822	976
Net loss	$(115,570)	$(79,702)	$(470,369)	$(288,702)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.79)	$(0.60)	$(3.35)	$(2.24)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	146,224	133,233	140,513	129,089

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	April 30, 2026	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$66,197	$164,358
Marketable securities	509,252	578,330
Accounts receivable, net of allowance of $1,065 and $877 as of April 30, 2026 and April 30, 2025, respectively	100,548	137,226
Prepaid expenses and other current assets	31,965	24,338
Total current assets	707,962	904,252
Property and equipment, net	66,904	79,298
Goodwill	625	625
Other assets, non-current	40,782	41,707
Total assets	$816,273	$1,025,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,509	$15,160
Accrued compensation and employee benefits	48,560	53,868
Deferred revenue, current	34,861	36,561
Accrued and other current liabilities	17,641	26,295
Total current liabilities	106,571	131,884
Deferred revenue, non-current	1,560	—
Other long-term liabilities	54,391	55,695
Total liabilities	162,522	187,579
Commitments and contingencies
Stockholders’ equity
Class A common stock	145	130
Class B common stock	3	3
Additional paid-in capital	2,502,657	2,216,284
Accumulated other comprehensive (loss) income	(50)	521
Accumulated deficit	(1,849,004)	(1,378,635)
Total stockholders’ equity	653,751	838,303
Total liabilities and stockholders’ equity	$816,273	$1,025,882

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended April 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(470,369)	$(288,702)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	13,554	12,607
Non-cash operating lease cost	370	358
Stock-based compensation expense	263,715	230,988
Non-cash restructuring expense	5,636	—
Accretion of discounts on marketable securities	(8,484)	(13,459)
Other	520	2,800
Changes in operating assets and liabilities
Accounts receivable	36,490	(9,120)
Prepaid expenses, other current assets and other assets	(7,799)	1,909
Accounts payable	(9,443)	3,635
Accrued compensation and employee benefits	(4,444)	8,705
Operating lease liabilities	(1,443)	450
Other liabilities	(8,391)	10,823
Deferred revenue	(140)	(2,401)
Net cash used in operating activities	(190,228)	(41,407)
Cash flows from investing activities:
Purchases of property and equipment	(1,908)	(3,039)
Purchases of marketable securities	(540,640)	(647,015)
Maturities and sales of marketable securities	617,632	666,450
Net cash provided by investing activities	75,084	16,396
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	—	(9,079)
Proceeds from issuance of Class A common stock under employee stock purchase plan	9,290	10,879
Proceeds from exercise of Class A common stock options	7,693	20,423
Net cash provided by financing activities	16,983	22,223
Net decrease in cash, cash equivalents and restricted cash	(98,161)	(2,788)
Cash, cash equivalents and restricted cash at beginning of period	176,924	179,712
Cash, cash equivalents and restricted cash at end of period	$78,763	$176,924
Cash and cash equivalents	$66,197	$164,358
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$78,763	$176,924
Supplemental disclosure of cash flow information—cash paid for income taxes	$985	$920
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$153	$311
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$(166)	$1,016
Vesting of early exercised stock options	$6	$195

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$11,323	$67,510	$77,382	$235,863
Stock-based compensation expense (1)	7,631	7,437	37,513	33,660
Employer payroll tax expense related to employee stock-based compensation (2)	313	228	1,283	1,111
Gross profit on a non-GAAP basis	$19,267	$75,175	$116,178	$270,634

Gross margin on a GAAP basis	22%	62%	31%	61%
Gross margin on a non-GAAP basis	37%	69%	46%	70%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(121,158)	$(88,965)	$(498,498)	$(324,424)
Stock-based compensation expense (1)	54,187	56,615	263,715	230,988
Employer payroll tax expense related to employee stock-based compensation (2)	1,785	1,185	6,145	5,336
Restructuring (3)	10,828	—	10,828	—
Loss from operations on a non-GAAP basis	$(54,358)	$(31,165)	$(217,810)	$(88,100)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(115,570)	$(79,702)	$(470,369)	$(288,702)
Stock-based compensation expense (1)	54,187	56,615	263,715	230,988
Employer payroll tax expense related to employee stock-based compensation (2)	1,785	1,185	6,145	5,336
Restructuring (3)	10,828	—	10,828	—
Net loss on a non-GAAP basis	$(48,770)	$(21,902)	$(189,681)	$(52,378)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.79)	$(0.60)	$(3.35)	$(2.24)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.33)	$(0.16)	$(1.35)	$(0.41)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	146,224	133,233	140,513	129,089

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
Cost of subscription	$7,244	$6,396	$35,616	$30,480
Cost of professional services	387	1,041	1,897	3,180
Sales and marketing	14,953	22,465	95,531	83,960
Research and development	18,266	15,303	79,221	71,629
General and administrative	13,337	11,410	51,450	41,739
Total stock-based compensation expense	$54,187	$56,615	$263,715	$230,988

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
Cost of subscription	$300	$202	$1,222	$1,020
Cost of professional services	13	26	61	91
Sales and marketing	660	410	2,248	1,946
Research and development	530	375	1,841	1,548
General and administrative	282	172	773	731
Total employer payroll tax expense	$1,785	$1,185	$6,145	$5,336

(3)    Non-GAAP Loss from Operations exclude approximately $10.8 million of pre-tax restructuring expenses related to the restructuring plan announced last quarter. Restructuring expenses primarily include $5.2 million of severance and related employee terminations costs, payments under the Worker Adjustment and Retraining Notification (“WARN”) Act, and other benefits for terminated employees, and $4.8 million of stock-based compensation expense.

Reconciliation of free cash flow to the GAAP measure of net cash (used in) provided by operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash (used in) provided by operating activities for the periods presented:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(54,440)	$11,264	$(190,228)	$(41,407)
Less:
Purchases of property and equipment	(323)	(938)	(1,908)	(3,039)
Free cash flow	$(54,763)	$10,326	$(192,136)	$(44,446)
Net cash provided by investing activities	$23,928	$22,938	$75,084	$16,396
Net cash provided by financing activities	$7,862	$5,062	$16,983	$22,223